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                                                                    EXHIBIT 23.3
                         [MCCARTHY TETRAULT LETTERHEAD]



Direct line (514) 397-4184                          Montreal, September 17, 1999



ALCAN ALUMINIUM LIMITED
1188 Sherbrooke St. West
Montreal, Quebec
H3A 3G2

Dear Sirs:

     We hereby consent to the reference to us under the caption "Enforceability of Civil Liabilities Against Foreign Persons" in the Prospectus forming a part of your Registration Statement on Form S-4 dated September 17, 1999.

                                     Yours very truly,

                                     McCARTHY TETRAULT